EXHIBIT 99.1

For Immediate Release

For more information:

Rick Russo	Charles Messman
Chief Financial Officer	Todd Kehrli
Captiva Software Corporation	MKR Group, LLC
858/320-1000	626/395-9500
rrusso@captivasoftware.com

CAPTIVA REPORTS GROWTH IN FIRST QUARTER

REVENUES AND EARNINGS

Revenues Increased 26% and Pro Forma Operating Income 122% Over Q1 2003

SAN DIEGO, CA, April 22, 2004 — Captiva Software Corporation (NASDAQ: CPTV), a leading provider of input management solutions, today announced financial results for its first quarter ended March 31, 2004.

Revenues were $15.9 million, an increase of 26% compared to Q1 2003. Pro forma operating income was $1.4 million, more than twice that reported for Q1 2003. Pro forma diluted earnings per share (EPS) was $0.07, a 75% increase over the $0.04 reported in Q1 2003. GAAP operating income was $0.7 million, compared to $0.1 million in Q1 2003, and diluted EPS was $0.04 compared to $0.01 in Q1 2003. The pro forma and GAAP diluted EPS for Q1 2004 were calculated using 13.0 million shares compared to 9.3 million used in Q1 2003. For a reconciliation of the pro forma to GAAP results, see the footnotes accompanying the pro forma statements of operations provided below.

Despite paying $5.2 million of cash to acquire ADP Context, Inc. (Context) during Q1 2004, Captiva’s cash balance increased to $16.2 million at March 31, 2004 from $16.0 million at December 31, 2003.

(more)

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First Quarter Highlights:

•	Revenues increased to $15.9 million, up 26% from Q1 2003.

•	Q1 software revenues increased to $6.7 million, up 20% from Q1 2003.

•	Pro forma operating income increased to $1.4 million, up 122% over Q1 2003.

•	Pro forma diluted EPS increased to $0.07, up from $0.04 in Q1 2003.

•	Day’s sales outstanding in accounts receivable decreased to 55, down from 60 at December 31, 2003.

•	33 new customers were acquired, including the California State Compensation Fund, HSBC and TNT.

•	Captiva completed the acquisition of Context.

•	Captiva announced the general availability of the Digital Mailroom and InputAccel for Invoices.

•	The Digital Mailroom and Captiva customer American Express were honored with the “2004 Best Practice” award for the financial services industry by AIIM’s Emerging Technology Advisory Group.

•	Captiva announced new distribution agreements with Ingram Micro in North America, SINFIC in Portugal and Scientific Digital Business Group in Southeast Asia.

“We’re pleased with our first quarter financial performance as we significantly grew our revenues, operating income and diluted EPS over the first quarter of 2003. The integration of Context progressed nicely and, as expected, this acquisition contributed to our growth and was accretive during the first quarter. “ said Reynolds C. Bish, Captiva’s President and CEO.

“Having exceeded the high end of our first quarter revenue and earnings guidance, we remain cautiously optimistic about achieving our previously stated revenue and earnings goals for the year, which include growing revenues by 19% to 23% to $68.0 to $70.0 million and

CAPTIVA REPORTS GROWTH IN FIRST QUARTER REVENUES AND EARNINGS /Page 3

achieving a 13% to 14% pro forma or 9% to 10% GAAP operating income margin for the year as a whole,” added Mr. Bish. “Consistent with this, we expect revenues for the second quarter to be in the range of $16.5 to $16.8 million, and pro forma diluted EPS, which excludes approximately $0.7 million of amortization of purchased intangibles, to be in the range of $0.08 to $0.09. This would equate to GAAP diluted EPS of between $0.05 and $0.06.”

Presentation of Pro Forma and GAAP Statements of Operations

In July 2002, the company completed a merger of ActionPoint, Inc. and “old” Captiva. The combined company was renamed Captiva Software Corporation. In February 2004, the company acquired Context. To assist in making comparisons of current and prior period results, both pro forma and GAAP statements of operations are presented below. The company’s management uses the pro forma statements of operations to monitor results internally as management believes the pro forma statements of operations provide a more accurate portrayal of operating results. The pro forma statements of operations exclude the purchased intangibles amortization arising from mergers and acquisitions, recovery of merger costs and write-offs of in-process research and development as described in the footnotes accompanying the pro forma statements of operations provided below.

Pro Forma Results

The results of operations on a pro forma basis for the three months ended March 31, 2004 exclude amortization costs arising from purchased intangible assets and write-offs of in-process research and development. For a detailed reconciliation of the pro forma results to the GAAP results, see the footnotes accompanying the pro forma statements of operations provided below.

Revenues for the first quarter of 2004 were $15.9 million, an increase of 26% compared to revenues of $12.6 million for the first quarter of 2003. Pro forma operating income for the first quarter of 2004 increased to $1.4 million, more than double the pro forma operating

CAPTIVA REPORTS GROWTH IN FIRST QUARTER REVENUES AND EARNINGS /Page 4

income of $0.6 million for the first quarter of 2003. Pro forma net income for the first quarter of 2004 increased to $0.9 million, or $0.07 per diluted share, compared to pro forma net income of $0.4 million, or $0.04 per diluted share, for the first quarter of 2003.

GAAP Results

Revenues for the first quarter of 2004 were $15.9 million, an increase of 26% compared to $12.6 million for the first quarter of 2003. Operating income for the first quarter of 2004 was $0.7 million, compared to an operating income of $0.1 million for the first quarter of 2003. Net income was $0.5 million, or $0.04 per diluted share for the first quarter of 2004, compared to a net income of $0.1 million, or $0.01 per diluted share for the first quarter of 2003.

Cash and cash equivalents totaled $16.2 million at March 31, 2004 compared to $16.0 million at December 31, 2003 and $8.1 million at March 31, 2003. The increase in cash during the three months ended March 31, 2004 was primarily attributable to operating income, after excluding non-cash expenses, proceeds received from stock option exercises and a five-day decrease in the days sales outstanding in accounts receivable to 55 days, largely offset by the $5.2 million cash purchase of Context.

Corporate Conference Call

Captiva management will host a conference call today, April 22, at 1:30 p.m. PST (4:30 p.m. EST) to review the first quarter financial results as well as other corporate events. Reynolds C. Bish, President and CEO, and Rick Russo, CFO, will be on-line to discuss these results and take part in a Q & A session.

The call can be accessed by dialing 800-365-2845 and giving the company name, “Captiva.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available beginning two hours after the call and for the following three business days by dialing 800-642-1687 and entering the following pass code: 6701384.

CAPTIVA REPORTS GROWTH IN FIRST QUARTER REVENUES AND EARNINGS /Page 5

The call can also be accessed live on the web via the following link:

http://www.firstcallevents.com/service/ajwz403871614gf12.html. This link will also provide an instant replay of the conference call. The link can also be accessed from the Investor Relations section of Captiva’s website at http://www.captivasoftware.com/Investors/

About Captiva

Captiva Software Corporation (NASDAQ: CPTV) is a leading provider of input management solutions. Since 1989, the company’s award-winning products have been used to manage business critical information from paper, faxed and electronic forms, documents and transactions into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms, documents and transactions annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva’s technology serves thousands of users in insurance, financial services, government, business process outsourcing, manufacturing and other markets. For more information, visit www.captivasoftware.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Captiva. All statements in this press release that are not strictly historical are forward-looking statements. Forward-looking statements relating to expectations about future events or results are based upon information available to Captiva as of today’s date. Captiva assumes no obligation to update any of these statements. The forward-looking statements are not guarantees of the future performance of Captiva and actual results may vary materially from the results and expectations discussed. The revenues and earnings of Captiva and its ability to achieve planned business objectives are subject to a number of factors that make estimation of future operating results uncertain. These factors include increased competition; risks associated with new product strategies and the evolving and varying demand for software products; risks related to the integration of Captiva’s merged businesses; the ability of Captiva to expand its operations; risks relating to litigation, including litigation over intellectual property rights; general technological and economic factors; and the other risks detailed from time to time in each of Captiva’s periodic reports and other documents filed with the Securities and Exchange Commission, including, but not limited to, Captiva’s report on Form 10-K for the fiscal year ended December 31, 2003, quarterly reports on Form 10-Q and current reports on Form 8-K.

-financial statements to follow-

CAPTIVA REPORTS GROWTH IN FIRST QUARTER REVENUES AND EARNINGS /Page 6

Captiva Software Corporation

Pro Forma Consolidated Statements of Operations

	Three Months Ended March 31,
	2004	2003
Net revenues:
Software	$6,678	$5,581
Services	6,917	5,699
Hardware and other	2,267	1,324

Total revenues	15,862	12,604
Cost of revenues (1):
Software	846	400
Services	2,647	2,511
Hardware and other	1,824	1,120

Total cost of revenues	5,317	4,031

Gross profit	10,545	8,573

Operating expenses (2):
Research and development	2,691	2,111
Sales, general and administrative	6,466	5,838

Total operating expenses	9,157	7,949

Income from operations	1,388	624
Other income (expense), net	71	(7)

Income before income taxes	1,459	617
Provision for income taxes (3)	569	247

Net income	$890	$370

Basic net income per share	$0.08	$0.04
Diluted net income per share	$0.07	$0.04
Basic common equivalent shares	11,002	8,860
Diluted common equivalent shares	12,981	9,336

The above Pro Forma Consolidated Statements of Operations are not a presentation in accordance with generally accepted accounting principles as they exclude the effects of the following:

(1)	The three months ended March 31, 2004 and 2003 exclude amortization of purchased intangibles of $0.6 million and $0.5 million, respectively.

(2)	The three months ended March 31, 2004 exclude the write-off of in-process research and development of $66,000. The three months ended March 31, 2003 exclude recovery of merger costs of $44,000.

(3)	The pro forma income before income taxes is taxed utilizing a 39% tax rate for the three months ended March 31, 2004 and 40% for the three months ended March 31, 2003.

The pro forma data is presented for informational purposes only to assist in making comparisons of Captiva’s results on a combined basis and should not be considered as a substitute for the historical financial data presented in accordance with generally accepted accounting principles.

CAPTIVA REPORTS GROWTH IN FIRST QUARTER REVENUES AND EARNINGS /Page 7

Captiva Software Corporation

GAAP Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2004	2003
Net revenues:
Software	$6,678	$5,581
Services	6,917	5,699
Hardware and other	2,267	1,324

Total revenues	15,862	12,604
Cost of revenues:
Software	846	400
Services	2,647	2,511
Hardware and other	1,824	1,120
Amortization of purchased intangibles	611	524

Total cost of revenues	5,928	4,555

Gross profit	9,934	8,049

Operating expenses:
Research and development	2,691	2,111
Sales, general and administrative	6,466	5,838
Merger costs	—	(44)
Write-off of in-process research and development	66	—

Total operating expenses	9,223	7,905

Income from operations	711	144
Other income (expense), net	71	(7)

Income before income taxes	782	137
Provision for income taxes	305	55

Net income	$477	$82

Basic net income per share	$0.04	$0.01
Diluted net income per share	$0.04	$0.01
Basic common equivalent shares	11,002	8,860
Diluted common equivalent shares	12,981	9,336

CAPTIVA REPORTS GROWTH IN FIRST QUARTER REVENUES AND EARNINGS /Page 8

Captiva Software Corporation

Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 2004	December 31, 2003
Assets
Current assets:
Cash and equivalents	$16,215	$16,038
Accounts receivable, net	9,759	10,780
Prepaid expenses and other current assets	2,617	3,314

Total current assets	28,591	30,132
Property and equipment, net	1,088	924
Other assets	2,387	2,354
Purchased intangibles, net	15,400	9,844

Total assets	$47,466	$43,254

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accruals	$6,062	$6,850
Deferred revenue	12,335	11,264

Total current liabilities	18,397	18,114
Deferred revenue	398	519
Other liabilities	227	235
Total stockholders’ equity	28,444	24,386

Total liabilities and stockholders’ equity	$47,466	$43,254